EXHIBIT 99.1

Westamerica Bancorporation Declares Quarterly Cash Dividend

SAN RAFAEL, Calif., Oct. 27, 2022 (GLOBE NEWSWIRE) -- The Board of Directors of Westamerica Bancorporation (NASDAQ: WABC) today declared a quarterly cash dividend of $0.42 per share on common stock outstanding to shareholders of record at the close of business November 7, 2022. The dividend is payable November 18, 2022.

Chairman, President and CEO David Payne stated, “This quarterly dividend recognizes Westamerica’s reliable earnings stream, financial strength and conservative risk profile.”

On October 20, 2022, Westamerica reported $34.8 million in net income for the three months ended September 30, 2022, or $1.29 diluted earnings per common share.

Westamerica Bancorporation, through its wholly owned subsidiary, Westamerica Bank, operates banking and trust offices throughout Northern and Central California.

Westamerica Bancorporation Web Address: www.westamerica.com

For additional information contact:
Westamerica Bancorporation
1108 Fifth Avenue, San Rafael, CA 94901
Robert A. Thorson – SVP & Treasurer
707-863-6840
investments@westamerica.com

FORWARD-LOOKING INFORMATION:

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company's control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent reports filed with the Securities and Exchange Commission, including the annual report for the year ended December 31, 2021 filed on Form 10-K and quarterly report for the quarter ended June 30, 2022 filed on Form 10-Q, describe some of these factors, including certain credit, interest rate, operational, liquidity and market risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, cyber security risks, legislation including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011, the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.